Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:                                                   HemaCare Corporation

Robert S. Chilton, Executive Vice President and Chief Financial Officer

877-310-0717

www.hemacare.com

RELEASE DATE:  March 24, 2005

HEMACARE REPORTS FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL RESULTS

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LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) announced today results of operations for the fourth quarter and the year ended December 31, 2004.  For the quarter, the Company reported net income of $336,000, or $.05 per share basic and $.04 per share fully diluted, on revenue of $6.9 million.  The reported fourth quarter net income represents a $72,000, or 27.3%, improvement over the same quarter of 2003 with revenues increasing $221,000, or 3.3%.  The improvement in net income is due to an increase in blood products revenue from the Company’s California and Maine operations.

For the year ended December 31, 2004, the Company reported net income of $1,545,000, or $0.20 per share basic and $0.19 per share diluted, compared to a net loss for 2003 of $4,679,000, or $0.60 per share basic and diluted.  The turn around in performance from 2003 to 2004 was the result of the successful implementation of management’s restructuring plan initiated in the third quarter of 2003.   This plan closed underperforming operations, reduced overhead costs and enabled management to focus greater attention on growing the remaining operations.  In addition, since the Company wrote-down 100% of the Company’s deferred tax assets of $2,984,000 in 2003, the Company did not experience any further write-down in these assets in 2004.  Finally, the Company recorded a one-time benefit in 2004 of $167,000 as a result of the receipt of a refund of previously paid sales taxes from one of the Company’s major vendors.

While revenue for the Company’s blood services business segment was stable, increasing 0.4% from 2003 to 2004, the Company’s blood products segment decreased 3.4%.  Ongoing blood products operations reported increased revenue of $2,945,000, or 18.9%, over this same period. Gross profit for the Company’s blood services segment improved a modest 1.5% from 2003 to 2004, while gross profit for the ongoing blood products

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21101 Oxnard Street, Woodland Hills, CA 91367 • Phone 818.226.1968 • Fax 818.251.5300

operations increased 196% to $3,205,000 in 2004 from $1,082,000 in 2003.  This improvement is the result of the elimination of management distraction associated with the underperforming donor centers that were closed in late 2003.  This enabled management to focus in 2004 on improving the performance of the remaining blood products operations.

General and administrative expenses increased $474,000, or 12%, to $4,420,000 from $3,946,000 in 2003.  This is mostly attributable to the reclassification of liability insurance in 2004 to general and administrative expenses from operating costs as recorded in prior years, an increase in overall insurance expense, higher staff recruitment costs and an increase in management bonuses.

  Commenting on the 2004 results, Judi Irving, President and Chief Executive Officer, stated, “We are very pleased with the tremendous improvement in the overall performance of the Company.  Management and staff have worked long and hard to achieve these results, which on a pretax basis, represent the best calendar year earnings ever reported in the Company’s history.  Our ongoing blood products operations are well positioned going into 2005.  However, the recent addition of new competition in the blood services market could negatively impact future profitability for this business segment.  Management remains focused on continuing to improve every aspect of our operations.  We intend to move forward with the necessary investments in deferred infrastructure projects to enhance the Company’s prospects for future profitability.”

HemaCare will be holding an interactive investor conference call on Thursday, March 24, 2005 at 1:00 pm (Eastern Standard Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and Chief Financial Officer, will review the 2004 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s 2004 annual earnings conference call.  A recording will be available two hours following the call through midnight, March 31, 2005 that can be replayed by calling 800-642-1687, ID number 4620718.  After March 31, 2005, the recording will be available on the Company’s web site, www.Hemacare.com.

ABOUT HEMACARE CORPORATION

                Founded in 1978, HemaCare is a provider of blood products and services.  HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks.  The Company focuses on providing cost effective and high quality solutions to organizations with blood-related needs.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation the Company’s need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; increasing costs that the Company may not be able to pass on to customers because the market price for blood does not necessarily reflect the  costs

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of collecting and processing it; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; its increasing reliance on outside laboratories; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the need to obtain services of qualified medical professionals; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in our stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission.. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

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HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Statements of Income (Operations):

Revenues	$6,861,000	$6,640,000	$26,836,000	$27,488,000

Gross Profit	$1,512,000	$1,107,000	$5,816,000	$2,251,000

General and administrative expenses	$1,158,000	$843,000	$4,420,000	$3,946,000

Other Income	$—	$—	$167,000	$—

Income (loss) before income taxes	$354,000	$264,000	$1,563,000	$(1,695,000)

Provision for income taxes	$18,000	$—	$18,000	$2,984,000

Net income (loss)	$336,000	264,000	$1,545,000	$(4,679,000)

Basic earnings (loss) per share*	$0.05	$0.04	$0.20	$(0.60)

Diluted earnings (loss) per share*	$0.04	$0.04	$0.19	$(0.60)

Weighted average shares outstanding — basic	8,013,000	7,756,000	7,831,000	7,753,000

Weighted average shares outstanding - diluted	8,689,000	8,040,000	8,237,000	7,753,000

* Earnings per share adjusted to reflect quarterly amount for proper representation of annual earnings per share. Some rounding differences may exist.

	December 31, 2004	December 31, 2003
Balance Sheets:

Assets
Cash and cash equivalents	$2,082,000	$935,000
Other current assets	4,455,000	4,030,000
Non-current assets	2,807,000	3,321,000
Total assets	$9,344,000	$8,286,000

Liabilities and Shareholders’ Equity
Current liabilities	$3,469,000	$3,786,000
Long-term liabilities	708,000	1,089,000
Shareholders’ equity	5,167,000	3,411,000
Total liabilities and shareholders’ equity	$9,344,000	$8,286,000